Exhibit 10.1

ACQUISITION AGREEMENT

DATED AS OF December 22, 2022

BY AND BETWEEN

AsiaFIN Holdings Corp.

AND

Name	Representing Share
Wong Kai Cheong (NRIC: 620613-10-5479)	57.10%
Hoo Swee Ping (NRIC: 680531-01-5351)	40.22%
Ang Teck Kong (NRIC: 601220-10-6581)	1.32%
Ng Kai Thim (NRIC: 770910-08-7477)	0.88%
Cham Hui Yin (NRIC: 790727-07-5310)	0.48%

Representing the 100% Shareholders of StarFIN Holdings Limited Respectively

THIS ACQUISITION AGREEMENT (“Agreement”) is entered into as of December 22, 2022 by and between AsiaFIN Holdings Corp., a company incorporated in Nevada, of Suite 30.02, 30th Floor, Menara KH (Promet), Jalan Sultan Ismail, 50250 Kuala Lumpur, Malaysia (“AsiaFIN”), and StarFIN Holdings Limited, a company incorporated in British Virgin Islands with the business address at OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands (“StarFIN”). AsiaFIN and StarFIN are referred to herein individually as a “Party” and collectively as the “Parties.”

A.	AsiaFIN was incorporated in Nevada. AsiaFIN is providing market research studies and consulting services pertaining to system solutions and integration of unattended payment kiosks and payment processing.

B.	StarFIN is an investment holding company based in British Virgin Islands (BVI). It offers a range of services naming from Payment Process, Robotic Process Automation (RPA), and Regulatory Technology (REGTECH) services through its wholly-owned subsidiaries, described fully in Exhibit A.

C.	StarFIN is collectively owned by Wong Kai Cheong, with shareholding of 57.10% in StarFIN, Hoo Swee Ping, with shareholding of 40.22% in StarFIN, Ang Teck Kong, with shareholding of 1.32%, Ng Kai Thim, with shareholding of 0.88% and Cham Hui Yin, with shareholding of 0.48% and are collectively referred herein as “Sellers”. And Sellers hereby agreed to sell 100% (one hundred percent) of the total shareholding in StarFIN to AsiaFIN.

D.	AsiaFIN hereby agreed to purchase from the Seller, 100% of the shareholding interest in StarFIN for a consideration as indicated in Clause 2.1.

E.	The Sale and Purchase will create competitive advantage and business synergies mutually for AsiaFIN and StarFIN.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows:

ARTICLE 1

SALE AND PURCHASE OF THE ACQUIRED ENTITY

1.1.	Basic Transaction. On the terms and subject to the conditions of this Agreement:

(a)	The Seller hereby agreed to sell 100% of the shareholding in StarFIN to AsiaFIN for a consideration as stated in 2.1. below;

(b)	AsiaFIN hereby agreed to purchase from the Seller, a total of 100% of the shareholding in StarFIN for a consideration as stated in 2.1. below;

1.2	Business Value. Both the Seller and AsiaFIN hereby agreed the business value of StarFIN to be US$9,055,242 (“Business Value”). The Business Value includes, comprises, covers all the customers, fixed assets, cash and cash equivalents, liabilities of StarFIN as at the date of December 22, 2022. The Seller will produce and provide a set of financial statements as at December 31, 2021 for the purposes of this Agreement and establishment of the Business Value. The Business Value is arrived at and assumed that StarFIN is a going concern entity and the Seller hereby confirmed that StarFIN is a going concern entity.

1.3	Consideration. The Seller agreed to sell and AsiaFIN agreed to purchase 100% of the shares in StarFIN for a consideration of US$9,055,242 (“Consideration”). Both the Seller and AsiaFIN agreed that the Consideration will be settled at stated in 2.1 below.

1.4	Consideration Settlement. Both the Seller and AsiaFIN hereby agreed that the Consideration of US$9,055,242 will be settled with the issuance of 8,232,038 common shares of AsiaFIN Holdings Corp. (OTCPK: ASFH) valued at a share price of US$1.10 per share, and such common shares shall be restricted under Rule 144 of the SEC Act. The common shares of AsiaFIN shall be issued to the Seller as indicated in Exhibit B.

ARTICLE 2

CLOSING

2.1	The consummation of the transfer by the Seller, 100% of the shares in StarFIN to AsiaFIN, and the acquisition by AsiaFIN from the Seller, the 100% of the shares in StarFIN and its assets by the payment of 8,232,038 new common shares of AsiaFIN shall occur on or before December 31, 2022 (the “Closing Date”). Immediately at the Closing Date, AsiaFIN shall deliver, or cause to be delivered, to StarFIN, a board resolution confirming the issuance of 8,232,038 Common Shares of AsiaFIN that are being sold, assigned, and conveyed to the shareholder of StarFIN, such board resolution shall be duly executed, endorsed and/or authenticated for delivery to StarFIN.

2.2	Immediately after the Closing, AsiaFIN shall deliver to the Seller, share certificate(s)/ book entry statement representing 8,232,038 shares issued in the names as shown in Exhibit B. It is understood that the share certificate(s)/ book entry statement so delivered will display the required restrictive legend pursuant to Rule 144 of the United States Securities and Exchange Act.

2.3	On or before December 31, 2022, the Seller shall deliver, for transmittal to AsiaFIN, duly authorized, properly and fully executed documents in English, evidencing and confirming the sale of 100% of the shares of StarFIN and its assets specifically detailing the assets and an asset valuation by a third-party valuator.

ARTICLE 3

EXECUTION

3.1	AsiaFIN shall execute and deliver to the Seller, on the Closing Date, any and all such other documents and instruments, and take or cause to be taken any and all such other and further actions that may be necessary, appropriate or advisable in order to vest fully, and to confirm the purchase and sale, the title to and possession of the common shares of AsiaFIN.

3.2	The Seller shall execute and deliver to AsiaFIN, on the Closing Date, any and all such other documents and instruments, and take or cause to be taken any and all such other and further actions that may be necessary, appropriate or advisable in order to vest fully, and to confirm the purchase and sale, the title to and possession of 100% of the shares of StarFIN and all of the assets of StarFIN.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF ASIAFIN

AsiaFIN hereby represents and warrants to the Seller as follows (it is being acknowledged that the Seller is entering into this Agreement in material reliance upon each of the following representations and warranties, and that the truth and accuracy of each of which constitutes a condition precedent to the obligations of AsiaFIN hereunder):

4.1	Authorization. AsiaFIN, represented by Mr. Seah Kok Wah and Mr. Wong Kai Cheong, both being the Director of AsiaFIN has full power, legal capacity and authority to enter into this Agreement and to consummate the transaction herein contemplated, and to perform all obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of AsiaFIN, and this Agreement is enforceable with respect to the Seller in accordance with its terms. Neither the execution and delivery of this Agreement, nor the compliance with any of the provisions hereof, will (a) conflict with or result in a breach of, violation of or default under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, credit agreement or other agreement, document, instrument or obligation to which AsiaFIN is a party or by which AsiaFIN or any of its assets or properties may be bound or (b) violate any judgment, order, injunction, decree, statute, rule or regulation applicable to AsiaFIN or the assets or properties of AsiaFIN.

4.2	Legality of Shares. To the best of AsiaFIN’s knowledge, the common shares of AsiaFIN, when delivered as provided in this Agreement, will be validly issued, fully paid and nonassessable. The common shares of AsiaFIN, upon sale, assignment, transfer and conveyance thereof, will not be subject to the preemptive right of any shareholder or any other person. Upon delivery of and payment for the common shares of AsiaFIN as set forth in this Agreement, the Seller will receive title to the common shares of AsiaFIN thereto, free and clear of all liens, encumbrances, charges and claims whatsoever.

4.3	Compliance with Securities Laws.

(a)	No formal or informal investigation or examination by the Securities and Exchange Commission (the “Commission”) or by the securities administrator of any state is pending or threatened against AsiaFIN.

(b)	Neither AsiaFIN, nor any of its directors or officers, have been convicted of any felony or misdemeanor in connection with the sale or purchase of any security or involving the making of any false filing with the Commission.

(c)	AsiaFIN is not subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminary or permanently restraining or enjoining such person from engaging in or continuing any conduct or practice in connection with the sale or purchase of any security or involving the making of any false filing with the Commission.

4.4	No undisclosed Issues or Liabilities. AsiaFIN warrants that to the best of its knowledge there are no, issues that might tend to cause damage to AsiaFIN or its shareholders, or state or federal regulatory problems of any description.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF THE SELLER

5.1	Authorization. The Seller has full power, legal capacity and authority to enter into this Agreement, to execute all attendant documents and instruments necessary to consummate the transaction herein contemplated, to purchase and acquire the common shares of AsiaFIN from AsiaFIN and to perform all obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of the Seller and this Agreement is enforceable with respect to the Seller, in accordance with its terms.

5.2	Information Regarding this Agreement and the Company. The Seller has obtained such information regarding the financial position and prospects of AsiaFIN, as the Seller considers necessary or appropriate for the purpose of purchasing and acquiring the common shares of AsiaFIN from AsiaFIN pursuant to this Agreement.

5.3	Compliance with Securities Laws.

(a)	No formal or informal investigation or examination by the Commission or by the securities administrator or legal authority of any state or jurisdiction within or outside of the United States, Malaysia, or the British Virgin Islands, is pending or threatened against the Seller, or the assets of the Seller.

(b)	Neither StarFIN nor its officers or owners have been convicted of any felony or misdemeanor in connection with the sale or purchase of any security or involving the making of any false filing with in any jurisdiction.

(c)	The Seller is not subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminary or permanently restraining or enjoining them from engaging in or continuing any conduct or practice in connection with the sale or purchase of any security or involving the making of any false filing with in any jurisdiction.

5.4	Disclosure of Transference of Control

(a)	The Seller understands and accepts that certain legal and regulatory filings and disclosures will be required in order to properly and legally execute the transfer of control of the shares and assets. Such filings and disclosures include, but are not limited to the filing of a Schedule 14C Information Statement pursuant to Section 14(c) of the Securities Exchange Act of 1934 or a Form 8-K with the United States Securities and Exchange Commission.

(b)	One or more filings of the Initial statement of beneficial ownership of securities on Schedule 13D or other similar ownership forms.

(c)	The Seller will assist fully in the preparation and filing of all such required filings in order to fully insure that all required filings are executed and filed properly and in a timely manner.

(d)	The Seller will provide a detailed list of the individuals or entities (the “New Shareholder”), as indicated in Exhibit B, designated to receive common shares of AsiaFIN pursuant to issuance of the 8,232,038 common shares of AsiaFIN specified in this Agreement.

(e)	The above noted detailed list of the New Shareholder shall include the full legal name of the individual or entity receiving common shares of AsiaFIN, the full address and citizenship or corporate jurisdiction of each New Shareholder (Attached hereto as Exhibit B).

5.5	The Seller warrants that they shall deliver to AsiaFIN all of rights, titles and interests in 100% of the shares of StarFIN, and the assets and all attendant or related assets, including, but not limited to: proprietary intellectual property, maps, documents, deeds, files, titles, patents, know-how and good-will, together with any other item, assets, products, files, records, documents, signatures, interests or rights pertaining to or relating to the Assets in keeping with the intentions and the spirit of this Agreement.

5.6	The Seller warrants that all translations in English of all documents, as required by the US Securities Act shall be accurate legal translations and that any discrepancy between the original documentation and the English translation, the English translation shall take precedence.

5.7	The Seller warrants and confirms that immediately upon closing it will, undertake a full and up-to-date audit of the financial position of StarFIN, which audit will be conducted by an auditor qualified by the Public Company Accounting Oversight Board (P.C.A.O.B.).

ARTICLE 6

MISCELLANEOUS PROVISIONS

6.1	Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the Parties hereto, and the heirs and personal representatives of each of them, but shall not confer, expressly or by implication, any rights or remedies upon any other party.

6.2	Confidentiality. The Parties agree that the terms and conditions of this agreement shall be kept strictly confidential and shall not reveal or divulge to any third party or entities other than for regulatory filings or tax purposes and/or pursuant to a court order. The parties further agree that any dissemination of this agreement shall not be made without prior written consent of the other party.

6.3	Governing Law. This Agreement is made and shall be governed in all respects, including validity, interpretation and effect, by the laws of Hong Kong, S.A.R.

6.4	Shares to Be Held In Escrow. The Parties agree that all shares issued, pursuant to the terms and conditions of this agreement, shall be issued as soon as practicable following the signing of this agreement, but all shares so issued SHALL BE HELD IN ESCROW and shall be deemed to be in the full control of the issuing party until the Closing.

6.5	Notices. All notices, requests or demands and other communications hereunder must be in writing and shall be deemed to have been duly made if personally delivered or mailed, postage prepaid, to the parties as follows:

(a) If to AsiaFIN, to:	AsiaFIN Holdings Corp.
Suite 30.02, 30th Floor, Menara KH (Promet),
Jalan Sultan Ismail,
50250 Kuala Lumpur, Malaysia

(b) If to the SELLER, to:	StarFIN Holdings Limited
OMC Chambers, Wickhams Cay 1,
Road Town, Tortola, British Virgin Islands

Either party hereto may change his address by written notice to the other party given in accordance with this Section 6.5.

6.6	Entire Agreement. This Agreement contains the entire agreement between the Parties and supersedes all prior agreements, understandings and writings between the Parties with respect to the subject matter hereof. Each party hereto acknowledges that no representations, inducements, promises or agreements, verbal or otherwise, have been made by either party, or anyone acting with authority on behalf of either party, which are not embodied herein, and that no other agreement, statement or promise may be relied upon or shall be valid or binding. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated verbally. This Agreement may be amended or any term hereof may be changed, waived, discharged or terminated by an agreement in writing signed by each of the parties hereto.

6.7	Captions and Headings. The article and section headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit or add to the meaning of any provision of this Agreement.

6.8	Attorneys’ Fees. In the event of any litigation between the parties hereto, the non-prevailing party shall pay the reasonable expenses, including the attorneys’ fees, of the prevailing party in connection therewith.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

AsiaFIN Holdings Corp

By:	/s/ Seah Kok Wah
Designated Signing Authority
Seah Kok Wah
Director

By:	/s/ Wong Kai Cheong
Designated Signing Authority
Wong Kai Cheong
Director

SELLER:

By:	/s/ Wong Kai Cheong
Wong Kai Cheong
57.10% shareholder of StarFIN Holdings Limited

By:	/s/ Hoo Swee Ping
Hoo Swee Ping
40.22% shareholder of StarFIN Holdings Limited

By:	/s/ Ang Teck Kong
Ang Teck Kong
1.32% shareholder of StarFIN Holdings Limited

By:	/s/ Ng Kai Thim
Ng Kai Thim
0.88% shareholder of StarFIN Holdings Limited

By:	/s/ Cham Hui Yin
Cham Hui Yin
0.48% shareholder of StarFIN Holdings Limited

EXHIBIT A

List of Assets of StarFIN Holdings Limited

1)

StarFIN Holdings Limited. is a holding company incorporated in BVI, holding full equity interest in StarFIN Asia Sdn Bhd., OrangeFIN Asia Sdn. Bhd., OrangeFIN Academy Sdn. Bhd., Insite MY Innovations Sdn. Bhd., and Insite MY Systems Sdn. Bhd.

StarFIN Holdings Limited

By:	/s/ Wong Kai Cheong
Designated Signing Authority
Wong Kai Cheong
Director

StarFIN Holdings Limited

By:	/s/ Hoo Swee Ping
Designated Signing Authority
Hoo Swee Ping
Director

EXHIBIT B

List of Amount of StarFIN Holdings Limited’s Shares to be Acquired & Entitled Amount of AsiaFIN Holdings Corp’s Common Share for each SELLERS

SELLERS	StarFIN Holdings Limited’s Shares to be Acquired by AsiaFIN Holdings Corp	Number of Entitled AsiaFIN Holdings Corp’s Common Shares
Wong Kai Cheong (NRIC: 620613-10-5479)	5,710	4,700,929
Hoo Swee Ping (NRIC: 680531-01-5351)	4,022	3,310,869
Ang Teck Kong (NRIC: 601220-10-6581)	132	108,315
Ng Kai Thim (NRIC: 770910-08-7477)	88	72,212
Cham Hui Yin (NRIC: 790727-07-5310)	48	39,713

AsiaFIN Holdings Corp.:

By:	/s/ Seah Kok Wah
Designated Signing Authority
Seah Kok Wah
Director

By:	/s/ Wong Kai Cheong
Designated Signing Authority
Wong Kai Cheong
Director

SELLERS:

By:	/s/ Wong Kai Cheong
Designated Signing Authority
Wong Kai Cheong
Director

By:	/s/ Hoo Swee Ping
Designated Signing Authority
Hoo Swee Ping
Director